News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES FIRST QUARTER EARNINGS
Net Sales Unchanged; Organic Sales +3%; Diluted Net EPS $0.96, +5%; Core EPS $1.03, +5%
CINCINNATI, October 25, 2016 - The Procter & Gamble Company (NYSE:PG) reported first quarter fiscal year 2017 net sales of $16.5 billion, unchanged versus the prior year. Organic sales increased three percent. Organic sales increased in all five business segments driven by low-to-mid single digit organic volume growth in all segments. Diluted net earnings per share were $0.96, an increase of five percent versus the prior year. Core earnings per share were $1.03, an increase of five percent versus the prior year. Currency-neutral core EPS increased 12% versus the prior year. Reported operating profit margin was unchanged. Core operating profit margin increased 20 basis points as improvement in core gross margin was partially offset by an increase in core SG&A costs as a percent of net sales.
Operating cash flow was $3.0 billion for the quarter. Free cash flow productivity was 85%. The Company repurchased $1 billion of common stock and returned $1.9 billion of cash to shareholders as dividends.
“Our first quarter results mark a good start to the fiscal year,” said Chairman, President and Chief Executive Officer David Taylor. “We delivered broad-based organic sales growth improvement across product categories and markets, as well as strong cost savings. Earlier this month, we completed the last major step in P&G’s portfolio transformation with the Beauty Brands divestiture to Coty Inc. We are now focusing all our efforts on 10 large, structurally attractive categories where P&G holds leading positions. We’re pleased with the progress we’re making, but there is still more work to do to get back to the levels of balanced top- and bottom-line growth and cash generation that will consistently put P&G shareholder value creation among the best in our industry.”
July - September Quarter Discussion
Net sales in the first quarter of fiscal year 2017 were $16.5 billion, unchanged versus prior year, including a negative three percent impact from foreign exchange. Organic sales increased three percent driven by a three percent increase in organic shipment volume. All-in volume increased two percent including the impacts of minor brand divestitures and lost sales to Venezuelan subsidiaries.

July - September 2016 Net Sales Drivers*	Volume	Foreign Exchange	Price	Mix	Other**	Net Sales	Organic Volume	Organic Sales
Beauty	(2)%	(2)%	1%	1%	1%	(1)%	2%	3%
Grooming	—%	(3)%	1%	—%	1%	(1)%	3%	3%
Health Care	5%	(3)%	1%	1%	—%	4%	5%	7%
Fabric & Home Care	2%	(2)%	(1)%	1%	1%	1%	4%	4%
Baby, Feminine & Family Care	3%	(3)%	(1)%	(1)%	1%	(1)%	4%	2%
Total P&G	2%	(3)%	—%	—%	1%	—%	3%	3%
* Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

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Beauty segment organic sales increased three percent versus year ago behind higher organic volume and increased pricing in both Hair Care and Skin & Personal Care. Organic sales increased in Skin & Personal Care due to the continued strong growth of the super-premium SK-II brand. Hair Care growth was driven by mid-single-digit organic sales growth on both Pantene and Head & Shoulders which was partially offset by declines of smaller brands.

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Grooming segment organic sales increased three percent due to strong innovation-driven organic volume growth in both Shave Care and Appliances. Organic sales increased low single digits in Shave Care and mid-single digits in Appliances.

•
Health Care segment organic sales increased seven percent driven by double-digit growth in Personal Health Care from innovation and pricing. Oral Care organic sales grew mid-single digits due to broad-based volume growth and favorable product mix from power toothbrushes and pricing.

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Fabric & Home Care segment organic sales increased four percent versus year ago driven by mid-single-digit growth in both Fabric Care and Home Care. Fabric Care organic sales growth was led by high single-digit growth in developed markets behind product innovation and marketing investments. Home Care delivered mid-single-digit organic sales growth in developed and developing markets behind the expansion of product innovation.

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Baby, Feminine & Family Care segment organic sales increased two percent driven by mid-single-digit organic volume growth in all three businesses. Baby Care organic sales increased low single digits behind market growth, product innovation and consumer value corrections. Feminine Care organic sales increased low single digits behind mid-single-digit volume growth in both developed and developing markets. Family Care organic sales increased low single digits driven by new product innovation.

Diluted net earnings per share from continuing operations were $1.00, an increase of four percent over the base period. Diluted net earnings per share were $0.96, an increase of five percent versus the prior year. Current year results included a $0.04 per share loss from discontinued operations and non-core restructuring costs of $0.03 per share. Core earnings per share, which exclude non-core restructuring charges and the results of discontinued operations, were $1.03, an increase of five percent versus the prior year. Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 12% for the quarter.
Reported gross margin increased 30 basis points, including a 20 basis point increase in non-core restructuring charges. Core gross margin improved 50 basis points, including 80 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin increased 130 basis points, driven by 190 basis points of productivity cost savings and 20 basis points of volume growth leverage. These benefits more than offset headwinds from unfavorable mix, innovation and capacity investments and commodity cost increases.
Selling, general and administrative expense (SG&A) as a percent of sales increased 20 basis points on a reported basis versus the prior year, including a 10 basis point net benefit from a year-on-year decline in non-core restructuring charges. Core SG&A as a percentage of sales increased 40 basis points, including 30 basis points of unfavorable foreign exchange impacts. On a currency-neutral basis, core SG&A was up 10 basis points versus the prior year as increased advertising and sampling investments were partially offset by productivity savings in overhead and marketing costs.
Reported operating profit margin was unchanged. Core operating profit margin increased 20 basis points versus the prior year, including 100 basis points of foreign exchange impacts. On a currency-neutral basis, core operating profit margin increased 120 basis points driven by productivity cost savings of 270 basis points for the quarter.
Fiscal Year 2017 Guidance
P&G said it is maintaining its projection for organic sales growth of approximately two percent for fiscal 2017. The Company expects the combined headwinds of foreign exchange and minor brand divestitures to reduce sales growth by about one percentage point. As a result, P&G continues to estimate all-in sales growth of about one percent for fiscal 2017.
The Company also maintains its expectation for core earnings per share growth of mid-single digits versus fiscal 2016 core EPS of $3.67. All-in GAAP earnings per share are expected to increase 45% to 50% versus fiscal year 2016 GAAP EPS of $3.69. The fiscal 2017 GAAP EPS estimate includes approximately $0.10 per share of non-core restructuring costs and $0.13 per share of charges related to early debt retirement that was initiated earlier this month. Also included in GAAP EPS is a significant gain from the divestiture of 41 beauty brands to Coty Inc. The exact earnings gain from the transaction with Coty, which closed October 1, 2016, will be reported in the second quarter results.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and environmental) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom’s withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.
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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended September 30
	2016	2015	% Chg
NET SALES	$16,518	$16,527	—%
COST OF PRODUCTS SOLD	8,102	8,152	(1)%
GROSS PROFIT	8,416	8,375	—%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,645	4,607	1%
OPERATING INCOME	3,771	3,768	—%
INTEREST EXPENSE	131	140	(6)%
INTEREST INCOME	35	44	(20)%
OTHER NON-OPERATING INCOME/(LOSS), NET	63	(18)	N/A
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,738	3,654	2%
INCOME TAXES ON CONTINUING OPERATIONS	863	877	(2)%
NET EARNINGS FROM CONTINUING OPERATIONS	2,875	2,777	4%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(118)	(142)	N/A
NET EARNINGS	2,757	2,635	5%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	43	34	26%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,714	$2,601	4%

EFFECTIVE TAX RATE	23.1%	24.0%

BASIC NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$1.03	$0.98	5%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.04)	$(0.05)	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.99	$0.93	6%
DILUTED NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$1.00	$0.96	4%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.04)	$(0.05)	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.96	$0.91	5%
DIVIDENDS PER COMMON SHARE	$0.6700	$0.6630
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,822.9	2,867.5

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
GROSS MARGIN	51.0%	50.7%	30
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	28.1%	27.9%	20
OPERATING MARGIN	22.8%	22.8%	—
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22.6%	22.1%	50
NET EARNINGS FROM CONTINUING OPERATIONS	17.4%	16.8%	60
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	16.4%	15.7%	70
* Basic net earnings per common share and Diluted net earnings per common share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended September 30, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$2,996	(1)%	$783	(5)%	$592	(5)%
Grooming	1,658	(1)%	529	6%	415	6%
Health Care	1,861	4%	496	11%	320	1%
Fabric & Home Care	5,302	1%	1,129	1%	728	(3)%
Baby, Feminine & Family Care	4,595	(1)%	1,045	(6)%	697	(7)%
Corporate	106	(1)%	(244)	N/A	123	N/A
Total Company	$16,518	—%	$3,738	2%	$2,875	4%

	Three Months Ended September 30, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(2)%	2%	(2)%	1%	1%	1%	(1)%
Grooming	—%	3%	(3)%	1%	—%	1%	(1)%
Health Care	5%	5%	(3)%	1%	1%	—%	4%
Fabric & Home Care	2%	4%	(2)%	(1)%	1%	1%	1%
Baby, Feminine & Family Care	3%	4%	(3)%	(1)%	(1)%	1%	(1)%
Total Company	2%	3%	(3)%	—%	—%	1%	—%
* Net Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Three Months Ended September 30
	2016	2015
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$7,102	$6,836
OPERATING ACTIVITIES
NET EARNINGS	2,757	2,635
DEPRECIATION AND AMORTIZATION	728	731
SHARE-BASED COMPENSATION EXPENSE	44	67
DEFERRED INCOME TAXES	(177)	89
GAIN ON SALE OF BUSINESSES	(75)	(7)
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGES	—	402
CHANGES IN:
ACCOUNTS RECEIVABLE	(424)	(368)
INVENTORIES	(287)	(519)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	298	298
OTHER OPERATING ASSETS & LIABILITIES	135	141
OTHER	26	69
TOTAL OPERATING ACTIVITIES	3,025	3,538
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(684)	(532)
PROCEEDS FROM ASSET SALES	183	38
ACQUISITIONS, NET OF CASH ACQUIRED	(14)	—
PURCHASES OF SHORT-TERM INVESTMENTS	(631)	(494)
PROCEEDS FROM SALES OF SHORT-TERM INVESTMENTS	243	418
CASH TRANSFERRED TO DISCONTINUED BEAUTY BRANDS BUSINESS	(348)	—
RESTRICTED CASH RELATED TO BEAUTY BRANDS DIVESTITURE	(874)	—
CHANGE IN OTHER INVESTMENTS	4	24
TOTAL INVESTING ACTIVITIES	(2,121)	(546)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(1,851)	(1,865)
CHANGE IN SHORT-TERM DEBT	1,519	450
ADDITIONS TO LONG-TERM DEBT	891	—
REDUCTIONS OF LONG-TERM DEBT	(1,001)	(537)
TREASURY STOCK PURCHASES	(1,002)	(502)
IMPACT OF STOCK OPTIONS AND OTHER	937	483
TOTAL FINANCING ACTIVITIES	(507)	(1,971)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(43)	(152)
CHANGE IN CASH AND CASH EQUIVALENTS	354	869
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,456	$7,705

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	September 30, 2016	June 30, 2016
CASH AND CASH EQUIVALENTS	$7,456	$7,102
RESTRICTED CASH	1,870	—
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	6,615	6,246
ACCOUNTS RECEIVABLE	4,713	4,373
INVENTORIES	4,999	4,716
DEFERRED INCOME TAXES	—	1,507
PREPAID EXPENSES AND OTHER CURRENT ASSETS	2,447	2,653
CURRENT ASSETS HELD FOR SALE	7,071	7,185
TOTAL CURRENT ASSETS	35,171	33,782
PROPERTY, PLANT AND EQUIPMENT, NET	19,310	19,385
GOODWILL	44,458	44,350
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	24,429	24,527
OTHER NONCURRENT ASSETS	5,675	5,092
TOTAL ASSETS	$129,043	$127,136

ACCOUNTS PAYABLE	$9,024	$9,325
ACCRUED AND OTHER LIABILITIES	8,032	7,449
CURRENT LIABILITIES HELD FOR SALE	3,130	2,343
DEBT DUE WITHIN ONE YEAR	12,215	11,653
TOTAL CURRENT LIABILITIES	32,401	30,770
LONG-TERM DEBT	18,910	18,945
DEFERRED INCOME TAXES	8,515	9,113
OTHER NONCURRENT LIABILITIES	10,266	10,325
TOTAL LIABILITIES	70,092	69,153
TOTAL SHAREHOLDERS' EQUITY	58,951	57,983
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$129,043	$127,136

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's October 25, 2016 earnings release and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
Incremental restructuring: The Company has and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. This results in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.
We do not view the above item to be part of our sustainable results and its exclusion from Core earnings measures provides a more comparable measure of year-on-year results.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation.
Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time.
Free cash flow: Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Free cash flow productivity: Free cash flow productivity is defined as the ratio of free cash flow to net earnings. Management views free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended September 30, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,102	—	(111)	—	7,991
GROSS PROFIT	8,416	—	111	—	8,527
GROSS MARGIN	51.0%	—%	0.7%	(0.1)%	51.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	4,645	—	23	(1)	4,667
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.1%	—%	0.1%	0.1%	28.3%
OPERATING INCOME	3,771	—	88	1	3,860
OPERATING PROFIT MARGIN	22.8%	—%	0.5%	0.1%	23.4%
INCOME TAX ON CONTINUING OPERATIONS	863	—	15	1	879
NET EARNINGS ATTRIBUTABLE TO P&G	2,714	118	73	—	2,905
EFFECTIVE TAX RATE	23.1%	—%	(0.1)%	—%	23.0%
					Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE*	0.96	0.04	0.03	—	1.03
		CURRENCY IMPACT TO CORE EARNINGS			0.07
		CURRENCY-NEUTRAL CORE EPS			1.10
* Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	50	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	40	BPS
CORE OPERATING PROFIT MARGIN	20	BPS
CORE EFFECTIVE TAX RATE	(90)	BPS
CORE EPS	5%
CURRENCY-NEUTRAL CORE EPS	12%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended September 30, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,152	—	(72)	—	8,080
GROSS PROFIT	8,375	—	72	—	8,447
GROSS MARGIN	50.7%	—%	0.4%	—%	51.1%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	4,607	—	—	—	4,607
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.9%	—%	—%	—%	27.9%
OPERATING INCOME	3,768	—	72	—	3,840
OPERATING PROFIT MARGIN	22.8%	—%	0.4%	—%	23.2%
INCOME TAX ON CONTINUING OPERATIONS	877	—	14	1	892
NET EARNINGS ATTRIBUTABLE TO P&G	2,601	142	58	(1)	2,800
EFFECTIVE TAX RATE	24.0%	—%	(0.1)%	—%	23.9%
					Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE*	0.91	0.05	0.02	—	0.98
* Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

Organic sales growth:

July - September 2016	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty	(1)%	2%	2%	3%
Grooming	(1)%	3%	1%	3%
Health Care	4%	3%	—%	7%
Fabric & Home Care	1%	2%	1%	4%
Baby, Feminine & Family Care	(1)%	3%	—%	2%
Total P&G	—%	3%	—%	3%

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact*	Organic Sales Growth
FY 2017 (Estimate)	1%	1%	2%
* Acquisition/Divestiture Impact includes the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2017 (Estimate)	Up 45% to 50%	(41%) to (44%)	Up mid-single digits
* Includes change in discontinued operations (includes anticipated gain on sale of Beauty Brands).
Free cash flow and free cash flow productivity (dollar amounts in millions):

Three Months Ended September 30, 2016
Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$3,025	$(684)	$2,341	$2,757	85%